UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, NCR Corporation (“NCR” or the “Company) took the following action with respect to an executive long-term incentive compensation plan in which certain named executive officers of the Company were participants.

(e) Termination of the NCR Corporation Economic Profit Plan effective February 27, 2019

On February 27, 2019, the Compensation and Human Resource Committee of the Company’s Board of Directors (“Committee”) terminated the NCR Corporation Economic Profit Plan (“EPP”). The EPP was a long-term incentive compensation plan for Company executives selected by the Committee, which allowed participants to share in a portion of certain “economic profit” that they helped create. The Committee ceased granting new EPP awards in 2016; however, a portion of previously earned EPP awards credited to participant accounts were subject to annual payout in August of each year, so long as the Company passed a cash flow test set forth in the EPP. In addition, certain amounts were payable from participant accounts upon a qualifying termination of employment as described in the EPP.

Effective on the EPP termination date and in accordance with federal tax rules, all participants actively employed by the Company on the EPP termination date became fully vested in their account balances and will receive, as soon as reasonably practicable after February 28, 2020, any then remaining account balances in a single lump sum final distribution. Until the date of such final distributions, regularly scheduled EPP distributions will be made in the normal course (for example, the regular distributions scheduled under the EPP to be made in August 2019 will be paid at that time, subject to the terms of the EPP). Further, any EPP balances payable pursuant to retirement or other separation agreements in effect on the EPP termination date will continue to be paid at such times and in such amounts as provided under the terms of such agreements.

On the EPP termination date, William R. Nuti and Robert P. Fishman were the only current named executive officers who were EPP participants with account balances thereunder. Mr. Nuti previously retired from employment as the Company’s Chief Executive Officer and from service as a member of the NCR Board, and was appointed to the honorary position of Chairman Emeritus of the NCR Board and was retained on a part-time basis as a consultant for transition and continuing advisory services, effective April 30, 2018. His EPP account balance ($1,158,549 as of the EPP termination date) will continue to be paid at the times and in the amounts provided under the terms of his retirement agreement, a copy of which was included as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 that was filed with the Securities and Exchange Commission on August 3, 2018. Mr. Fishman’s account balance ($653,679 as of the EPP termination date) will be distributed in accordance with the process noted above for participants actively employed by the Company on the EPP termination date.

Additional information about the benefit plan described in this Item 5.02, and other plans and programs generally available to the Company’s directors and executive officers, is included in the Company’s Proxy Statement for the 2018 annual meeting of stockholders filed with the Securities and Exchange Commission on March 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: March 5, 2019	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary